EXHIBIT F

NAME, ASSET SIZE AND COMPENSATION RECEIVED BY NB
MANAGEMENT FOR ADVISORY OR SUB-ADVISORY SERVICES
PROVIDED TO OTHER SIMILAR FUNDS

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NEUBERGER BERMAN EQUITY FUNDS
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Rate of Compensation based on each Fund’s average daily net assets

		First	Next	Next	Next
		$250	$250	$250	$250
Fund	Asset Size*	million	million	million	million
Neuberger Berman
Focus Fund	916,360,000	0.550%	0.525%	0.500%	0.475%
Neuberger Berman
Guardian Fund	1,421,747,000	0.550%	0.525%	0.500%	0.475%
Neuberger Berman
International Fund	1,094,085,000	0.850%	0.825%	0.800%	0.775%
Neuberger Berman
Mid Cap Growth Fund	442,599,000	0.550%	0.525%	0.500%	0.475%
Neuberger Berman
Partners Fund	4,021,156,000	0.550%	0.525%	0.500%	0.475%
Neuberger Berman
Regency Fund	128,866,000	0.550%	0.525%	0.500%	0.475%
Neuberger Berman
Research Opportunities Fund	7,929,000	0.450%	0.450%	0.450%	0.450%
Neuberger Berman
Select Equities Fund	2,288,000	0.550%	0.525%	0.500%	0.475%
Neuberger Berman
Small Cap Growth Fund	171,460,000	0.850%	0.800%	0.750%	0.700%
Neuberger Berman
Socially Responsive Fund	1,157,506	0.550%	0.525%	0.500%	0.475%

*	February 29, 2008 (Unaudited).

	Next	Next	Next	Next
	$500	$500	$500	$1.5
Fund	million	million	million	billion	Thereafter
Neuberger Berman
Focus Fund	0.450%	0.425%	0.425%	0.425%	0.400%
Neuberger Berman
Guardian Fund	0.450%	0.425%	0.425%	0.425%	0.400%
Neuberger Berman
International Fund	0.750%	0.725%	0.725%	0.700%	0.700%
Neuberger Berman
Mid Cap Growth Fund	0.450%	0.425%	0.425%	0.425%	0.400%
Neuberger Berman
Partners Fund	0.450%	0.425%	0.425%	0.425%	0.400%
Neuberger Berman
Regency Fund	0.450%	0.425%	0.425%	0.425%	0.400%
Neuberger Berman
Research Opportunities Fund	0.450%	0.450%	0.450%	0.450%	0.450%
Neuberger Berman
Select Equities Fund	0.450%	0.425%	0.425%	0.425%	0.400%
Neuberger Berman
Small Cap Growth Fund	0.650%	0.650%	0.650%	0.650%	0.650%
Neuberger Berman
Socially Responsive Fund	0.450%	0.425%	0.425%	0.425%	0.400%

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NEUBERGER BERMAN INCOME FUNDS
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		First	Next	Next	Next	In excess
		$500	$500	$500	$500	of $2
Fund	Asset Size*	million	million	million	million	billion
Neuberger Berman Short
Duration Bond Fund	93,199,000	0.250%	0.225%	0.200%	0.175%	0.150%

*	As of December 31, 2008.

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OTHER FUNDS
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Rate of Compensation based on each Fund’s Fund Asset Size average daily net assets

Fund	Asset size	Rate
Neuberger Berman Intermediate
Municipal Fund Inc.	$448,524,650*	.25%
Neuberger Berman Real Estate
Securities Income Fund Inc.	$281,758,845*	.60%

*	As of December 31, 2008 (Unaudited).

		First	In excess of
Fund	Asset size	$1 billion	$1 billion
AST Neuberger Berman
Mid-Cap Growth Portfolio	$108,944,150*	.40%	.35%
AST Neuberger Berman
Mid-Cap Value Portfolio	$108,944,150*	.40%	.35%

*	As of December 31, 2008 (Unaudited).

		First	In excess of
Fund	Asset size	$1 billion	$1 billion
Metropolitan Neuberger Berman
Partners Mid-Cap Value Portfolio	$564,898,625*	.40%^	.35%^

*	As of December 31, 2008 (Unaudited).

^	Paid to MetLife Advisers. NB Management is paid by MetLife Advisers for sub-advisory services.

Fund	Asset size*	Rate
Penn Series Mid-Cap Value Fund	$59,966,685.35%

*	As of December 31, 2008 (Unaudited).